Exhibit 10.2

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (the “Agreement”) is made and entered into as of February 11, 2016 by and among GPB Debt Holdings II LLC and Aquarius Opportunity Fund (each, an “Assignee” and, collectively, the “Assignees”) and Guided Therapeutics, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, on September 10, 2014, the Company issued to Tonaquint Inc. (“Assignor”) a Secured Promissory Note in the principal amount of $1,275,000 (as amended, the “Note”) pursuant to a Note Purchase Agreement, dated September 10, 2014, between the Assignor and the Company (the “Purchase Agreement,” and together with the Note and all other documents, including a Security Agreement, entered into in conjunction therewith, the “Loan Documents”);

WHEREAS, in exchange for adequate consideration, upon the terms and conditions set forth in the Assignment and Assumption Agreement, Assignor assigned to the Assignees, and each Assignee assumed, the Assigned Interest (as defined below);

WHEREAS, Section 5(j) of the Note provides for an Event of Default under the Note if the Company’s market capitalization at any time falls below $7,500,000.00 or the closing trade price of the Company’s common stock at any time falls below $0.05. The closing price of the Company’s common stock first closed below $0.05 on October 9, 2015 (such Event of Default, the “Capitalization Default”); and

WHEREAS, the parties desire to waive the Capitalization Default and modify certain terms of the Note and the related Security Agreement, dated September 10, 2014, made by the Company in favor of Assignor (the “Security Agreement”), pursuant to the terms and conditions set forth herein;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.	Assignment and Assumption.

(a) Subject to the terms and conditions of the Assignment and Assumption Agreement, the Assignor sold and assigned to each Assignee, and each Assignee purchased and assumed from the Assignor: (i) all of the Assignor’s rights and obligations as a lender under the Loan Documents and any other documents or instruments delivered pursuant thereto to the extent related to the portion of the outstanding principal amount of the Note and all of such outstanding rights and obligations of the Assignor under the Loan Documents and (ii) to the extent permitted by applicable law, all suits, claims, causes of action and any other right of the Assignor (as a lender) against any person, whether known or unknown, arising under or with respect to the Loan Documents, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or otherwise based on or related to any of the foregoing, including, but not limited to, contract claims, statutory claims, tort claims, malpractice claims and all other claims at law or in equity with respect to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above, collectively, the “Assigned Interest”).

(b) The closing of the transactions contemplated pursuant to this Agreement shall take place at a closing (the “Closing”), to be held at such date, time and place at the law office of Sichenzia Ross Friedman Ference LLP (“SRFF”) on or before February 9, 2016.

(c) At the Closing, Assignor shall return the Note to the Escrow Agent for delivery to the Company, which shall, within three business days thereafter, deliver a new note to each Assignee of equal like and tenor to the Note, except that each Assignee’s note shall have a principal amount of 50% of the Note. Notwithstanding the foregoing, the Assignees shall have all rights as holders of the Note immediately upon delivery of the Note to the Company.

(d) SEC Reports; Financial Statements. Except as previously disclosed to the other parties hereto, the Company has filed all reports required to be filed by it under the Exchange Act including pursuant to Section 13(a) or 15(d) thereof, for the prior two fiscal years (the foregoing filed materials (together with any materials filed by the Company under the Exchange Act, whether or not required), collectively referred to herein as the “SEC Reports”). The Company has made available to Assignor, the Assignees or their respective representatives true, correct and complete copies of the SEC Reports. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company contained in the SEC Reports comply in all materials respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted principles of good accounting practice in the United States, consistently applied during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all materials respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the period then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

2. Amendment of Note and Security Agreement; Waiver.

(a) Amendment of Note. The Note is hereby amended by deleting Section 5(j) thereof and deleting references to such Section 5(j) in Section 6(a) thereof.

(b) Amendments to Security Agreement. Section 5.7 of the Security Agreement is hereby amended and restated to read as follows:

5.7 not to, directly or indirectly, allow, grant or suffer to exist any Lien upon any of the Collateral, other than Permitted Liens or Liens that are junior in priority to all Liens in favor of Secured Party under this Agreement or arising under the other Transaction Documents.

Section 7.1 of the Security Agreement entered into in connection with the issuance of the Note is amended and restated as follows:

7.1. Default. Debtor shall be deemed in default under this Agreement upon the occurrence of an Event of Default (as defined in the Note); provided that if a Default Notice (as defined in the Note) is required in order for Lender to exercise its rights under Section 6(a) of the Note, then Debtor shall not be in default under this Agreement until Lender delivers such Default Notice.

(c) Waiver. The Assignees hereby consent to and waive the Capitalization Default and the remedies resulting therefrom, including under Section 6(a) of the Note and Section 7 of the Security Agreement, from the time such Event of Default first arose. This waiver: (a) is limited precisely as written and, except as expressly set forth herein, is not a consent to any amendment, waiver, or modification of any other term or condition of any Loan Document; and (b) is a one-time waiver and is not to be construed as creating any course of conduct on the part of any Assignee. Except as set forth in this Section 2, the Assignees reserve all rights and remedies granted to them under the Loan Documents or applicable law or otherwise and nothing contained herein limits, impairs, or otherwise affects an Assignee’s right to declare an Event of Default with respect to any future non-compliance with any covenant, term or provision of the Loan Documents.

3. Miscellaneous.

(a) Entire Agreement. This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement. No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver. No course of conduct or dealing or trade or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the Agreement with respect to its subject matter. Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

(b) Severability. If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

(c) Notices. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Section 7(c). Notices shall be deemed to have been received on the date of personal delivery or telecopy or other receipt.

(d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law. Each of the parties hereby irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought in the federal or state courts located in the County of New York in the State of New York, by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consents to any service of process made either (x) in the manner set forth in Section 7(c) of this Agreement (other than by telecopier), or (y) any other method of service permitted by law.

(e) Waiver of Jury Trial. EACH PARTY hereby expressly waiveS any right to a trial by jury in the event of any suit, action or proceeding to enforce this Agreement or any other action or proceeding which MAY arise OUT OF OR IN ANY WAY BE CONNECTED WITH THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS.

(f) Parties to Pay Own Expenses. Each of the parties to this Agreement shall be responsible and liable for its own expenses incurred in connection with the preparation of this Agreement, the consummation of the transactions contemplated by this Agreement and related expenses.

(g) Successors. This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns; provided, however, that neither party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other party.

(h) Further Assurances. Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

(i) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or by e-mail delivery of a “.pdf” format data file, which shall be deemed an original.

(j) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties with the advice of counsel to express their mutual intent, and no rules of strict construction will be applied against any party.

(k) Headings. The headings in the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ASSIGNEES:

GPB DEBT HOLDINGS II LLC

By: /s/ Roger Anscher

Name: Roger Anscher

Title: Authorized Signatory

AQUARIUS OPPORTUNITY FUND

By: /s/Gregory Pepin

Name: Gregory Pepin

Title: Investment Manager

COMPANY:

By:/s/ Gene S. Cartwright

Name: Gene S. Cartwright

Title: CEO Guided Therapeutics